Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

FORESIGHT ENERGY PARTNERS LP

This Certificate of Limited Partnership, dated January 26, 2012, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is Foresight Energy Partners LP.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

3. General Partner. The name and the business address of the general partner are:

Foresight Energy GP LLC

211 North Broadway

Suite 2600

Saint Louis, MO 63102

4. This Certificate shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

FORESIGHT ENERGY PARTNERS LP

By:	Foresight Energy GP LLC, its General Partner

By:	/s/ Donald R. Holcomb
Name:	Donald R. Holcomb
Title:	Authorized Person

CERTIFICATE OF LIMITED PARTNERSHIP

FORESIGHT ENERGY PARTNERS LP